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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use in this Registration Statement on Form S-1 of Karyopharm Therapeutics, Inc. of our report dated September 4, 2013, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

Boston, MA
October 4, 2013

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  Exhibit 23.1